SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2004



                            The X-Change Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                      0-41703                    43-1594165
--------------------------- -------------------------- -------------------------
     (State or other               (Commission                (IRS Employer
     jurisdiction of               File Number)               Identification
     incorporation)                   Number)



                              100 Allentown Parkway
                                    Suite 204
                                 Allen, TX 75002
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (972) 390-0750

ITEM 1.  CHANGE IN CONTROL.

Formation of Air Gate Technologies and Entry into RFID Market:

On February 9, 2004, registrant, The X-Change Corporation, a Nevada corporation ("XCHC"), formed a wholly owned subsidiary, Air Gate Technologies, Inc. ("Air Gate"), for the purpose of engaging in the development and acquisition of leading-edge wireless internet/networking technologies, principally RFID ("radio frequency identification"). Air Gate is proposing to market products and services of unsurpassed convenience, performance, reliability and value in this industry in order to provide customers with innovative wireless RFID solutions at a cost substantially lower than current implementations.

Of the many technologies currently undergoing development, management feels wireless technologies, including RFID, qualify as the most likely to have a transformative effect on business in the near-term, essentially transforming how business operates and organizes. Wireless technologies will generate not only new consumer and business products but also entirely new categories of products and services.

Wireless technologies are currently transforming the culture of industrialized countries and have the potential to do the same for developing and undeveloped regions of the world. The migration to third-generation cellular-phone technologies, proceeding in fits and starts and at various rates throughout the world, continues to change how people communicate. RFID tags are optimizing business supply chains. A plethora of wireless local-area network (WLAN) standards compete for market share in a variety of applications and niches as newcomers such as ultrawideband applications continue to be developed. The rapid market acceptance of cellular phones and WLANs, including "hotspots" has focused attention on the viability of traditional telecom providers and the cost of wireline technologies.

Concurrent with the formation of Air Gate, Mr. Mike Sheriff was engaged by XCHC and Air Gate to act as their Chairman of the board of directors and chief executive officer, president and treasurer. Mr. Sheriff, in exchange for his services, has received an option to purchase up to 12,000,000 shares of common stock at the market therefore on the date of his engagement. These options and the underlying shares are not registered. The share structure of XCHC was adjusted by several shareholders so that the number of shares outstanding immediately prior to the formation of Air Gate was brought down to 13,000,000 in number.

Industry Analysis: RFID:

Radio frequency identification (RFID) and Electronic Product Code (EPC) technologies are being implemented to improve supply chain efficiency and reduce shrinkage by providing more accurate tracking of goods and assets throughout the chain. RFID are being used to replace the bar codes now used to identify products. Many large retailers, including Wal-Mart, have recently announced their intentions to move over to RFID technology in the near future. RFID allows these companies to track their products using radio-frequency identification tags that can be scanned by radio waves at any time. Recently, there has been a groundswell of RFID-related products and services from IT providers. Microsoft, Intel, IBM and Sun Microsystems have joined vendors such as Texas Instruments, Symbol Technologies, NCR, Accenture and Bearing Point in advocating the technology as the solution for optimizing supply chain operations.

An RFID tag is a chip that, even in its simplest form, is superior to standard bar codes. It can contain information such as a product's expiration date and temperature, and it can be scanned from a distance of up to 30 feet. This makes it a lot easier for a retailer to find products in a warehouse and keep track of what condition they're in -- big advantages when it comes to managing inventory.

Management believes 2004 will be a crucial year for radio frequency identification (RFID), with large-scale deployments bringing the controversial technology into the mainstream. Manufacturers and distributors of RFID are working to meet the requirements of high-profile deployments from organizations including Wal-Mart and the US Department of Defense, according to IDC.

Normally,  innovations  in retail  industry  and  Department  of  Defense do not typically converge. However, the Radio Frequency Identification (RFID) technology is creating precisely the convergence that is about to create a unique set of business opportunities.
The Retail Industry and the Department of Defense, constitute the largest global entities, those procure thousands of parts and supplies. Both `industries' have mandated that RFID technology become an inherent part of their operations. With such a large, organized and funded push, RFID is slated to become the `e-barcode' or the electronic barcode of the future.

Numerous `drivers' are motivating a change of this magnitude, to enumerate a few: accurate and automated inventory management, accurate and secure shipping financial accounting along with comprehensive Home Land Security management and tracking.

Three powerful, compelling and disruptive forces are converging to propel us to an RFID enabled world: the build-out of ubiquitous wireless networks, the absolute needs of Homeland Security and the mandates from deeply funded entities: Department of Defense and WalMart, the largest retail chain in the world.

RFID may lead to universal identifier; wherein distinct `entities' ranging from humans - RFID embedded driver license, a can of Campbell soup, or airline travel tickets or individualized and customized drug-prescription formulation and dispensing have embedded RFID technology.

The simplicity of and Zero-power requirement of an RFID electronic tag has made it technically and financially feasible to usher in a world of universal identification.

As a result, of the oncoming RFID tsunami, business opportunities are being created in multiple and diverse vertical industries: from wireless `sensors' to high-speed data links to RFID tag fabrication and finally to the computer systems that will be needed to `ingest' vast amounts of scan data, that has never before existed, and moreover, integrate and evolve current business systems.

Once retailers get involved, the number of tags in use will jump from the millions to billions, predicts Bill Allen, a marketing manager at TI, which has sold RFID chips for 15 years. "The supply chain has long been considered the holy grail for RFID," he says. That explains why the $1 billion market for RFID-specific hardware, software, and services could balloon to $3.2 billion by 2008, says Erik Michielsen, senior analyst at tech consultancy ABI Research in Oyster Bay, N.Y.

New technologies must be invented, adapted, and marketed in order to gain mind-share, customer-share and revenue share. A strong cycle of innovation is about to be unleashed that will inevitably create a long, sustained period of business acquisitions of fast moving, young start-up technology savvy companies.

The analyst group of IDC predicts that RFID spending for the US retail supply chain will grow from $91.5 million in 2003 to nearly $1.3 billion in 2008. The IDC study, US RFID for the Retail Supply Chain Spending Forecast and Analysis, 2003-2008 expects hardware purchases to dominate RFID spending over the forecast period, reaching $875 million in 2007. Software spending will accelerate in the second half of the forecast period as more and more companies feel the need for RFID middleware, an Airgate strong point.

Air Gate's Business Model:

         Key Business Differentiators:

Airgate Technologies' business model consists of several key differentiators that, management feels, will set it apart from its competition. Airgate Technologies' focus is to create long-term shareholder value by: (1) Pursuing intelligent, opportunistic acquisitions of other wireless opportunities whose business plan and operations are complementary; (2) Consolidating redundant functions, such as network operations, billing and accounting and customer support; standardizing on technology and selected vendors; (3) Partnering with wireless and RFID solution providers, both hardware and software; (4) Partnering with industry organizations, highlighting AGTI wireless solutions; and (5) Building a recognizable brand identity.

Wireless Connectivity:

AirGate will offer, for purposes of employing its RFID solutions, a wireless, high-speed alternative to the costly and time consuming DSL, ADSL, cable modem, and T-1 plans in use today, implementing the 802.11b and 802.11a/g WiFi standard and gravitating to and implementing the 801.16 standard. WiFi is an open standard that enables wireless connectivity with a local area network and/or high-speed access to the Internet. Like other dislocating technologies, WiFi is pervading wireless applications.

Because of the growing pervasiveness of the technology, Air Gate's technological innovations in RFID can be immediately deployed.

         Advantages:

                  Mobility:

Wireless LAN and RFID implementation provide users with access to real-time information anywhere in their organization. This mobility supports productivity and service opportunities not possible with a wired network and barcodes.

                  Installation Speed, Simplicity and Flexibility:

Installing a wireless LAN system is comparatively less time consuming and difficult and reduces costs 50 to 80 percent over traditional wired solutions. Companies can eliminate the need to pull cable through walls and ceilings. Wireless technology allows the network to go where wires cannot go. The LAN/Internet can now be accessed from all over the building, corporate campus or user environment. Relocation of employees within a facility takes minutes instead of days to complete. Productivity is enhanced.

                  Reduced Cost-of-Ownership:

In most cases, the initial investment required for 802.11a/b/g Wireless hardware is no higher than the cost of wired LAN hardware. In additional, the overall installation expense and life cycle costs can be significantly lower. Long-term cost benefits are the greatest in dynamic environments requiring frequent moves and changes. This is especially applicable to RFID deployments. The low cost of the wireless technology and the expected rapid decline in RFID as standards formalize makes upgrades easier for the Company as improvements are made in hardware. The high cost of infrastructure for the larger companies inhibits their ability to modify their systems.

                  Scalability:

Wireless LAN/Internet access systems can be configured in a variety of topologies to meet the needs of specific applications and installations of RFID. Configurations are easily changed and range from peer-to-peer networks suitable for a small number of users to full infrastructure networks of thousands of users roaming over a broad area, as in open campus environments or large production facilities.

                  Ease of Use:

Users are logged on to the LAN/Internet with the usual familiar access protocols, so using the LAN/Internet is easy with the appropriate WiFi tools

                  Wireless LAN Benefits for RFID Implementation:

AirGate has chosen to build its wireless solution on the 802.11a/b/g with 802.16a support because it offers numerous advantages including:

         High-speed data transmission for large files and graphics

         Standards-based solution supported by major PC and networking vendors

         Ability to use standard laptops, browsers and applications

         Wide     availability  of low-cost,  802.11a/b  wireless  network cards
                  ($150-250;   available  from  Lucent,   Cisco,   3Com,  online
                  retailers and others)

         Large coverage areas--one access point covers 20,000 to 50,000 square feet

         802.16 up to 30 miles non line of sight

         Ease of installation and use

         Applicability across many environments including hospitality/travel, corporate, retail, manufacturing and residential; applications can be mixed to maximize utilization of coverage area - an important RFID consideration License free, no fees, no tariffs; no "last mile.


                  Typical Applications:

WiFi liberates users from dependence on hard-wired access to the network backbone; giving them anytime, anywhere network access. This freedom to roam offers numerous user benefits for a variety of work environments. RFID wireless networking helps link factory buildings on the outside and factory floor workstations and data collection devices on the inside; improving database access for roving supervisors such as production line managers, warehouse auditors, or construction engineers. In warehouses, mobile stock and inventory personnel can use mobile, forklift mounted data terminals and notebook computers to receive and update stock and inventory information and update and maintain location of stock, pallets and boxes with RFID. RFID enables real-time inventory tracking and reduces the costs of physical inventory counts.

Transportation/Distribution:

As suggested earlier, RFID systems are uniquely suited for use in the rigorous rail environment. Field programmable tags permit the full industry standard 12-character identification of each car by type, ownership and serial number. Tags are attached to the vehicle undercarriage; antennae are installed between or adjacent to the tracks, and readers or display devices are typically located within 40 to 100 feet in a wayside hut along with other control and communications equipment. A primary objective in rail applications is the improved fleet utilization that permits reductions in fleet size and/or deferral of investment in new equipment.

Commercial truckers are using RFID systems to monitor access and egress from terminal facilities. Combined with weigh-in-motion scales, the same systems can be used for transaction recording at refuse dumps, recycling plants, mines and similar operations, or for credit transactions at truck stops or service depots.

Industrial:

In the plant environment, RF systems are ideally suited for the identification of high-unit-value products moving through a tough assembly process (e.g., automobile or agricultural equipment production where the product is cleaned, bathed, painted and baked). RF systems also offer the durability essential for permanent identification of captive product carriers such as:

         Tote boxes, containers, barrels, tubs, and pallets; Tool carriers, monorail and power, and free conveyor trolleys; and Lift trucks, towline carts, and automatic guided vehicles.

Primary applications fall into two basic categories:

1. Direct product identification wherein the tag specifically identifies the item to which it is attached (e.g., by part number or serial number or, in the case of read/write systems, assembly or process instructions for the item).

2. Carrier identification where content is identified manually (or with a bar code reader) and fed to the control system along with the carrier's machine-readable RF "license plate number." Strategically deployed RF readers accomplish subsequent load tracking.

The automotive industry uses RFID systems to track vehicles through assembly, where tags must perform even after repeated subjection to temperatures of 150 to 200 C, painting, etc. A primary objective for use of the technology in this environment is verification of vehicle identity prior to execution of given assembly tasks. Although manufacturers sequentially track vehicles through assembly, undetected removal of a single vehicle from the line could be costly.

Because RFID tags need not be "seen" to be read, they can be buried within pallets, tote boxes, and other containers and provide solid performance for the life of the carrier. As an example, in a casting operation RF tags are attached to wire baskets which travel through a variety of degreasing, etching and cleaning tanks by means of an overhead power and free conveyor - not a job for optical or magnetic identification media. In a manner similar to carrier identification, RF tags can be used for tool management. Miniature tags can be placed within tool heads of various types such as block or Cat V-flange, or even within items such as drill bits where individual bits can be read and selected by reader guided robot arms.

RFID systems are used for lift truck and guided vehicle identification in a number of installations. One approach buries tags at strategic locations throughout the facility and verifies vehicle location via on-board DC-powered readers. Other users station readers at the ends of warehouse aisles to monitor lift truck activity. Here, throughput rates permit multiplexing multiple antennae per reader.

Security and Access Control:

The movement and use of valuable equipment and personnel resources can be monitored through RF tags attached to tools, computers, etc. or embedded in credit-card-size security badges. This type of monitoring also provides an extra measure of security for personnel working in high-risk areas in case of an emergency evacuation.

Animal Identification:

Valuable breeding stock, laboratory animals involved in lengthy and expensive research projects, meat and dairy animals, wildlife, and even prized companion animals all present unique identification problems that can be solved by innovative applications of RFID technology.

Management Team:

Michael Sheriff

Michael Sheriff has over twenty-five years of experience in the computer and telecommunications industry. In 1998 Mr. Sheriff founded Net Access Exchange, Inc., dba YPAY. YPAY was a new Internet media network that provided advertisers with a unique and compelling value proposition to reach consumers via the Internet through use of broadband-like rich media over dial-up connections - the first broadband over narrowband advertising and entertainment network. YPAY utilized a patented message delivery system that supports true 1:1 targeting and allows local businesses, not just large multinational advertisers, to harness the power of the Internet with multi-media and market-targeting capabilities not available in any other advertising medium.

YPAY's proprietary technology provided a robust platform that delivered a unique customer experience. The experience was built around extensive use of rich media and animated icons that make the service fun and entertaining, including movie trailers, music videos, and sports highlights. TV-like advertising without compromising or interfering with the user's Internet connection. YPAY brought together the effectiveness of rich media advertising and the power of the Internet as the ultimate 1:1 marketing tool. YPAY's strategy and unique, software was developed from the beginning to be an advertising solution. Therefore, YPAY was able to eliminate the problems associated with traditional web site, browser-based advertising.

In 1995, Mr. Sheriff founded CyberQuest -- a full-service Internet development company -- focusing its efforts on Internet commerce in the business-to-consumer and business-to-business marketplaces. The company also developed, implemented and maintained creative business Web sites, Intranets and databases for client companies. Under Mr. Sheriff's leadership, the company's Internet e-commerce flagship, bid4it, as well as its other e-commerce sites, were developed to bring shopping directly into customers' homes and offices utilizing a revolutionary new "bid-and-ask" matching technology. Mr. Sheriff sold CyberQuest in October 1998 to a NASD OTC:BB listed company. He then served as CEO of the public company, CBQ, Inc., as well as being Chairman of the company's Board of Directors.

In 1994, Mr. Sheriff founded and developed Good Stuff Cheap (GSC), a first to market Internet-based retail site. The company was the first to use intelligent shopping agents and was featured in Wired Magazine in December 1994. According to Point Communications, an Internet survey group, GSC was one of the top five retail sites on the Internet in 1994. Internet Marketing Association awarded GSC the top retail site award for December 1995. GSC was also featured on the Discovery Channel in December 1996.

Mr. Sheriff is also the former founder, President and CEO of Action Fax International, Inc. Action Fax operates one of the largest public fax networks in the world with locations in most world airports.

Prior to ActionFax, Mr. Sheriff was the founder and President of First National Computer Corporation, which pioneered the rental of personal computers. Under his direction, First National Computer became one of the largest PC rental firms in the United States.

Mr. Sheriff has held senior sales, marketing and management positions with National Semiconductor, Northern Telecom, SYCOR, Inc. and SINGER.

Tom Tucker

Tom Tucker has been involved with Internetworking technologies for over 15 years, most recently as a Senior Internet Systems Engineer with Genuity, formerly known as GTE Internetworking and BBN. While at Genuity he provided technical both pre- and post-sales support on IP solutions to customers, architecting IP technology solutions that leveraged Internet technologies including secure eBusiness hosting, dedicated connectivity, broadband connectivity, remote access, managed firewall and Virtual Private Networks. Tom has been instrumental in developing Genuity's Virtual Internet Service Provider platform and closing many large multi-million dollar sales.

Prior to Genuity, Tom was an Internetworking Architect and then Director of Intranet Engineering for Associates Information Systems, the information technology division of Associates First Capital, a $12B diversified financial services organization recently acquired by Citigroup. While with the Associates, Tom was instrumental in the acceptance and implementation of Internet and Intranet solutions throughout the company. Tom directly managed or coordinated all Intranet development and implementation projects and established technology standards for internal web platforms and applications.

Prior to the Associates, Tom was Chief Operating Officer for Private Networks, Inc., PNI. PNI leveraged Internet technologies to provide Extranet services for affinity groups and trade associations. These Extranets provided global Internet access and secured Web based communities for communication between the affinity group and its membership and suppliers of goods and service to those members.

Prior to PNI, Tom was a Senior Technical Architect for SHL Systemhouse, where he planned and managed systems and network integration projects. Tom worked directly with customers to define business requirements and strategies for designing and developing integrated client/server solutions based upon open systems architectures. Tom also worked with the sales organization to develop persuasive proposals of targeted technology service offerings in response to customer requests.

Prior to SHL, Tom spent five years with GTE Directories in progressively responsible positions. He joined GTE Directories as a Systems Analyst providing UNIX systems administration and application support.

Frank Kwong

Originally from Hong Kong, Frank Kwong immigrated to the U.S as a teenager. Mr. Kwong has had a life-long interest in computers, system design and program development, both as a user and hobbyist. He achieved U.S. citizenship and was educated as an engineer at the University of Minnesota. In 1976 he began his career with the Donaldson Corporation as an industrial engineer.

The Econotherm Corporation recruited Mr. Kwong in 1977. He was design engineer for the company's heat exchanger program. His responsibility included management of the FORTRAN-based computer design programs in an online time-share environment.

Mr. Kwong joined the Cabot Corporation in the alloy products fabrication department as design engineer in 1978. His primary responsibility was ASME coded design. He obtained his Professional Engineer license in 1979 and was promoted to Engineering Manager.

In 1982, Mr. Kwong was employed by General Motors' Delco division as project leader in semiconductor equipment design. He was the system manager for APPLICON CAD, a leading edge cad/cam development system. During this time, Mr. Kwong formed Computer Accessory Technology, which sold various TRS-80 products. The company was formed and operated with the permission of General Motors.

Mr. Kwong served as a staff engineer for GM in Detroit, MI. in 1984, where he began development of cutting-edge computer applications in image processing. Based upon needs he saw at GM, Mr. Kwong began development of ASP-db and took early retirement from GM in 1997. He formed FK & Associates and USIntertech, Inc. to market ASP-db, which was launched in February 1998. USIntertech is a technology service company maintaining a faculty of experienced information technology professionals who deliver results through technology integration services. The Company is a provider of efficient database solutions. With an extensive technology background involving a number of Fortune 100 telecommunications and manufacturing companies, USIntertech offers unrivaled and deliverable solutions.

Frank Kwong received his BSc in Mechanical Engineering in 1974, and his MSc in 1976 from the University of Minnesota. He resides with his family in Plano, Texas.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


The X-Change Corporation



By:   /s/ Michael Sheriff
Title:  Chief Executive Officer


Date: February 13, 2004